Exhibit 99

FOR IMMEDIATE RELEASE
Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS STRONG FIRST QUARTER FISCAL 2011 RESULTS
- First Quarter Earnings Per Diluted Share of $0.25
- First Quarter Comparable Store Sales Increased 8.9%
- First Quarter Financial Services Revenue Grew 20.7% to a Record $72 Million
- Retail Segment Operating Margin Increased to a First Quarter Record 11.6%
- After-Tax Return on Invested Capital Increased 230 Basis Points

SIDNEY, Neb. (April 28, 2011) - Cabela's Incorporated (NYSE:CAB) today reported strong financial results for first quarter fiscal 2011.

For the quarter, adjusted for divestitures, total revenue increased 5.7% to $587 million; Retail store revenue increased 11.3% to $302 million; Direct revenue decreased 4.9% to $207 million; and Financial Services revenue increased 20.7% to $72 million. For the quarter, comparable store sales increased 8.9%. On a reported basis, total revenue increased 4.8% and Direct revenue decreased 6.9%. A detailed reconciliation is provided at the end of this release.

For the quarter, the Company reported GAAP net income of $17.8 million compared to $8.1 million in the year ago quarter and earnings per diluted share of $0.25 compared to $0.12 in the year ago quarter. First quarter 2010 results include an $11.9 million after-tax charge related to a 2009 FDIC compliance examination. Adjusting 2010 results for this FDIC charge, net income for the quarter was $17.8 million compared to $20.0 million in the year ago quarter and earnings per diluted share were $0.25 compared to $0.29 in the year ago quarter, also adjusted. See the supporting schedules to this earnings release labeled “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of the GAAP to non-GAAP financial measures.

"We are very pleased by our performance in the quarter as it provides strong ongoing validation our strategies are working," said Tommy Millner, Cabela's Chief Executive Officer. "Furthermore, investments in our Retail business that we began last fall and continued into the first quarter drove higher comparable store sales, increased customer satisfaction, and expanded market share. Exceptional results in Retail revenue and segment profitability, record performance at our Cabela's CLUB Visa program, and strong consolidated gross margin results led to further increases in one of our vitally important metrics - after-tax return on invested capital."
"The 230 basis point increase in after-tax return on invested capital marks the eighth consecutive quarter of expansion and is a result of our continual focus on increasing profitability while tightly managing our balance sheet," Millner said. "Over the past eight quarters we have increased after-tax return on invested capital more than 400 basis points and there continues to be further opportunities for us to improve after-tax return on invested capital."
"Sales increased in each of our 29 comparable stores in the quarter; a first for Cabela's," Millner said. "Retail segment operating margins increased for the eighth consecutive quarter to a first quarter record 11.6%, as our stores benefited from our integrated business model with the Cabela's CLUB Visa program. Our newest retail store opened just two weeks ago in Allen, Texas, to a crowd of several thousand loyal customers. This 100,000 square foot next generation store will allow us to further increase our market share in the important Dallas-Fort Worth market."
The Cabela's CLUB Visa program also posted very strong results in the quarter. Throughout the quarter, the Company realized a significant acceleration in improvements in delinquencies and charge-offs. For the quarter, net charge-offs decreased 222 basis points to 2.74% compared to 4.96% in the prior year quarter. This is the lowest level of net charge-offs in the past three years. For the quarter, average active accounts increased 7.7%, the highest growth rate experienced in the past six quarters. Primarily due to these lower charge-offs, Financial Services revenue increased 20.7% in the quarter to $72 million, a new all-time record for any quarter.
Consolidated gross margin increased 70 basis points to 41.8% in the quarter - a new first quarter record since going public in 2004. This impressive result further validates Cabela's unique integrated business model between its merchandise business and the Cabela's CLUB Visa program. Merchandise gross margin declined slightly in the quarter to 33.0% from 33.3%. Margin improvements from pre-season planning, in-season management and vendor collaboration were more than offset by increased transportation costs.

Adjusting for divestitures, for the quarter, Direct revenue fell 4.9%. Approximately half of this decline came as a result of ammunition and shooting categories returning to more normal levels following unusually high levels in the first four months of last year. For the quarter, the number of multi-channel customers increased 2.5%.

"During the quarter, as a result of our strong revenue and consolidated margin expansion, we made certain additional investments in our business" Millner said. "These investments were highlighted by an increase in Retail Outfitters in our stores to better serve our customers, a trend we began last fall. We also made investments in other business building initiatives, including technology infrastructure and merchandising. Investments in new stores in Allen, Texas; Springfield, Oregon; and in Canada were made in the quarter to increase growth rates and market share in the future."

"Our strategies are working," Millner said. "We feel increasingly optimistic about our full year 2011 prospects and expect our full year 2011 earnings per share to meet or exceed current external expectations."

Conference Call Information

A conference call to discuss first quarter fiscal 2011 operating results is scheduled for today (Thursday, April 28, 2011) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding further opportunities to increase return on invested capital and full year 2011 earnings per share meeting or exceeding current external expectations. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions, and other interruptions or disruptions to our systems, processes or controls, caused by system changes or other factors, including technology system changes in support of our customer relationship management system; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; material security breaches of computer systems; the Company's ability to protect its brand and reputation; the outcome of litigation, administrative and/or regulatory matters (including a Commissioner's charge we received from the Chair of the U.S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company's ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions in the financial services industry, including new and proposed regulations affecting securitizations and the Dodd-Frank Wall Street Reform and Consumer Protection Act; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 1, 2011), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company's forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010
Revenue:
Merchandise sales	$509,110	$494,036
Financial Services revenue	72,371	59,984
Other revenue	5,230	5,590
Total revenue	586,711	559,610

Total cost of revenue (exclusive of depreciation and amortization)	341,210	329,435
Selling, distribution, and administrative expenses	214,614	214,236
Operating income	30,887	15,939

Interest expense, net	(6,022)	(5,454)
Other non-operating income, net	1,964	1,738
Income before provision for income taxes	26,829	12,223
Provision for income taxes	9,044	4,132

Net income	$17,785	$8,091

Basic earnings per share	$0.26	$0.12
Diluted earnings per share	$0.25	$0.12

Basic weighted average shares outstanding	68,777,882	67,437,305
Diluted weighted average shares outstanding	71,343,669	68,609,188

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	April 2, 2011	January 1, 2011	April 3, 2010
CURRENT
Cash and cash equivalents	$168,326	$136,419	$290,626
Restricted cash of the Trust	15,887	18,575	25,674
Held-to-maturity investment securities	—	—	224,766
Accounts receivable, net of allowance for doubtful accounts of $2,366, $3,416, and $1,280	28,162	47,218	20,964
Credit card loans (includes restricted credit card loans of the Trust of $2,599,535, $2,775,768, and $2,372,858, net of allowance for loan losses of $82,800, $90,900, and $104,850)	2,534,243	2,709,312	2,284,986
Inventories	562,785	509,097	445,671
Prepaid expenses and other current assets	124,373	123,304	131,161
Income taxes receivable and deferred income taxes	784	2,136	15,805
Total current assets	3,434,560	3,546,061	3,439,653
Property and equipment, net	837,136	817,947	815,764
Land held for sale or development	21,897	21,816	31,822
Economic development bonds	103,063	104,231	111,356
Deferred income taxes	11,838	12,786	—
Other assets	24,356	28,338	22,605
Total assets	$4,432,850	$4,531,179	$4,421,200

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $14,823, $27,227, and $58,040	$203,017	$214,757	$215,936
Gift instruments, and credit card and loyalty rewards programs	191,767	202,541	172,450
Accrued expenses	90,337	138,510	110,385
Time deposits	171,981	148,619	124,016
Current maturities of secured variable funding obligations of the Trust	—	393,000	—
Current maturities of secured long-term obligations of the Trust	1,123,400	698,400	749,500
Current maturities of long-term debt	8,376	230	5,714
Deferred income taxes and income taxes payable	—	2,880	—
Total current liabilities	1,788,878	1,798,937	1,378,001
Long-term time deposits	610,409	364,132	337,264
Secured long-term obligations of the Trust, less current maturities	467,500	892,500	1,378,400
Long-term debt, less current maturities	402,477	344,922	345,099
Deferred income taxes	—	—	12,723
Other long-term liabilities	107,562	106,140	62,960

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized - 245,000,000 shares; Issued - 69,101,927, 68,156,154, and 67,626,720 shares	691	681	676
Class B Non-voting, Authorized - 245,000,000 shares; Issued - none	—	—	—
Additional paid-in capital	320,639	306,149	289,423
Retained earnings	738,079	720,294	616,226
Accumulated other comprehensive income (loss)	(3,385)	(2,576)	428
Total stockholders' equity	1,056,024	1,024,548	906,753
Total liabilities and stockholders' equity	$4,432,850	$4,531,179	$4,421,200

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010
	(Dollars in Thousands)
Revenue:
Retail	$301,836	$271,292
Direct	207,451	222,744
Financial Services	72,371	59,984
Other	5,053	5,590
Total revenue	$586,711	$559,610

Operating Income (Loss):
Retail	$34,888	$17,942
Direct	35,982	30,270
Financial Services	13,967	12,947
Other	(53,950)	(45,220)
Total operating income	$30,887	$15,939

As a Percentage of Total Revenue:
Retail revenue	51.4%	48.5%
Direct revenue	35.4	39.8
Financial Services revenue	12.3	10.7
Other revenue	0.9	1.0
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	11.6%	6.6%
Direct operating income	17.3	13.6
Financial Services operating income	19.3	21.6
Total operating income as a percentage of total revenue	5.3	2.8

CABELA'S INCORPORATED AND SUBSIDIARIES
REVENUE FOR THE FIRST QUARTER OF 2010 ADJUSTED FOR DIVESTITURE
(Unaudited)

The Company divested its non-core home restoration products business in October 2010. Information on Direct and total revenue impacted by this divestiture is presented below for comparison purposes for the periods ending April 2, 2011, and April 3, 2010. Management believes that these measures are an important analytical tool to aid in understanding operating trends for the three months ended April 2, 2011, and April 3, 2010.
	Period Ending
	April 2, 2011	April 3, 2010	Increase (Decrease)	% Change
	(Dollars in Thousands)
First Quarter:
Direct revenue	$207,451	$222,744	$(15,293)	(6.9)%
Less revenue from divestiture	—	(4,542)	4,542
Direct revenue - adjusted	$207,451	$218,202	$(10,751)	(4.9)

Total revenue	$586,711	$559,610	$27,101	4.8
Less revenue from divestiture	—	(4,542)	4,542
Total revenue - adjusted	$586,711	$555,068	$31,643	5.7

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Unaudited)

Financial Services revenue consists of activity from our credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of total revenue of the Company's Financial Services segment for the periods presented below.
	Three Months Ended
	April 2, 2011	April 3, 2010
	(In Thousands)

Interest and fee income	$68,402	$71,486
Interest expense	(17,292)	(21,480)
Provision for loan losses	(7,674)	(15,147)
Net interest income, net of provision for loan losses	43,436	34,859
Non-interest income:
Interchange income	58,673	50,532
Other non-interest income	3,046	2,793
Total non-interest income	61,719	53,325
Less: Customer rewards costs	(32,784)	(28,200)

Financial Services revenue	$72,371	$59,984

The following table sets forth the components of our Financial Services revenue as a percentage of average total credit card loans for the three months ended:

	April 2,	April 3,
	2011	2010

Interest and fee income	10.4%	11.8%
Interest expense	(2.6)	(3.5)
Provision for loan losses	(1.2)	(2.5)
Interchange income	8.9	8.3
Other non-interest income	0.5	0.5
Customer rewards costs	(5.0)	(4.7)
Financial Services revenue	11.0%	9.9%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:
	Three Months Ended
	April 2, 2011	April 3, 2010	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans	$2,630,001	$2,422,185	$207,816	8.6%
Average number of active credit card accounts	1,377,200	1,279,085	98,115	7.7

Average balance per active credit card account	$1,910	$1,894	$16	0.8

Net charge-offs on credit card loans	$18,035	$30,006	$(11,971)	(39.9)

Net charge-offs as a percentage of average credit card loans	2.74%	4.96%	(2.22)%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company's condensed consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), management of the Company has disclosed non-GAAP measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; operating income; provision for income taxes; net income; and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding the effect of the charge recorded in fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation's ("FDIC") compliance examination of World's Foremost Bank ("WFB"). In light of the nature and magnitude of this charge, we believe this item should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP financial measures for the periods presented.
	Three Months Ended
	April 2, 2011			April 3, 2010
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$586,711	$—	$586,711	$559,610	$—	$559,610

Total cost of revenue (exclusive of depreciation and amortization)	341,210	—	341,210	329,435	—	329,435
Selling, distribution, and administrative expenses (1)	214,614	—	214,614	214,236	(18,000)	196,236
Operating income	30,887	—	30,887	15,939	18,000	33,939

Interest expense, net	(6,022)	—	(6,022)	(5,454)	—	(5,454)
Other non-operating income	1,964	—	1,964	1,738	—	1,738
Income before provision for income taxes	26,829	—	26,829	12,223	18,000	30,223
Provision for income taxes (2)	9,044	—	9,044	4,132	6,084	10,216

Net income	$17,785	$—	$17,785	$8,091	$11,916	$20,007

Basic earnings per share	$0.26	$—	$0.26	$0.12	$0.18	$0.30
Diluted earnings per share	$0.25	$—	$0.25	$0.12	$0.17	$0.29

(1)
Reflects an accrual recognized in the first quarter of fiscal 2010 relating to matters arising out of the FDIC's compliance examination conducted in 2009 of WFB. As a result of an agreement in principle to settle all matters with the FDIC, the Company reduced that liability in the fourth quarter of 2010 by $10 million pre-tax. On March 3, 2011, WFB and the FDIC settled all matters related to this issue. All restitution amounts and the civil money penalty were paid in the first fiscal quarter of 2011.

(2)	The provision for income taxes for the non-GAAP measurement for the 2010 period was based on the effective tax rate calculated under GAAP for that respective period.

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